Exhibit 99

CBS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINACIAL STATEMENTS

On February 2, 2017, CBS Corporation (the “Company” or “CBS Corp.”) entered into an agreement with Entercom Communications Corp. (“Entercom”) to combine the Company’s radio business, CBS Radio Inc. (“CBS Radio”), with Entercom in a merger (the “Merger”) to be effected through a Reverse Morris Trust transaction, which is expected to be tax-free to CBS Corp. and its stockholders. In connection with this transaction, on October 19, 2017, the Company commenced an exchange offer through which it will split-off CBS Radio. In the exchange offer, the Company’s stockholders have the opportunity to exchange their shares of CBS Corp. Class B Common Stock for shares of CBS Radio common stock, which will be immediately converted into shares of Entercom Class A common stock upon completion of the merger. The exchange ratio is calculated based on the trading prices of CBS Corp. Class B Common Stock and Entercom Class A common stock with a 7% discount per-share value, subject to an upper limit of 5.7466 shares of CBS Radio common stock for each share of CBS Corp. Class B Common Stock.
The following unaudited pro forma condensed consolidated financial statements and notes thereto give effect to the split-off of CBS Radio, as well as the Company’s use of the proceeds of CBS Radio’s indebtedness incurred in connection with the planned separation of CBS Radio (“the split-off and related events”).
The following unaudited pro forma condensed consolidated balance sheet of CBS Corp. as of June 30, 2017 is presented as if the split-off and related events, as described further in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at June 30, 2017, assuming the exchange offer is completed and fully subscribed. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 are presented as if such events had occurred on January 1, 2016. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of CBS Corp. and CBS Radio for each period presented and in the opinion of management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.
These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the split-off and related events been completed as of the dates indicated or the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:

•
CBS Corp.’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2016 and Management’s Discussion and Analysis included in CBS Corp.’s annual report on Form 10-K for the year ended December 31, 2016; and

•
CBS Corp.’s consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2017 and Management’s Discussion and Analysis included in CBS Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017.

CBS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT JUNE 30, 2017
(In millions)

		Deconsolidation (1)
	CBS Historical	CBS Radio	Adjustments	Effects of the Exchange (2)	CBS Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$170	$—	$—	$—	$170
Receivables, net	3,299	—	—	—	3,299
Programming and other inventory	1,560	—	—	—	1,560
Other current assets	358	3	—	—	361
Current assets of discontinued operations	299	(299)	—	—	—
Total current assets	5,686	(296)	—	—	5,390
Property and equipment, net	1,214	—	—	—	1,214
Programming and other inventory	2,459	—	—	—	2,459
Goodwill	4,891	—	—	—	4,891
Intangible assets	2,627	—	—	—	2,627
Other assets	2,558	—	—	—	2,558
Assets of discontinued operations	3,218	(3,195)	—	—	23
Investment in CBS Radio	—	—	934	(934)	—
Total Assets	$22,653	$(3,491)	$934	$(934)	$19,162
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$124	$—	$—	$—	$124
Participants’ share and royalties payable	1,005	—	—	—	1,005
Commercial paper	263	—	—	—	263
Current portion of long-term debt	23	—	—	—	23
Accrued expenses and other current liabilities	1,654	—	—	—	1,654
Current liabilities of discontinued operations	161	(141)	—	35	55
Total current liabilities	3,230	(141)	—	35	3,124
Long-term debt	8,898	—	—	—	8,898
Other liabilities	5,415	—	—	—	5,415
Liabilities of discontinued operations	2,483	(2,416)	—	—	67
Stockholders’ equity:
Common stock	1	—	—	—	1
Additional paid-in-capital	43,820	(14,823)	14,823	—	43,820
Accumulated deficit	(19,451)	13,889	(13,889)	129	(19,322)
Accumulated other comprehensive loss	(741)	—	—	—	(741)
	23,629	(934)	934	129	23,758
Less treasury stock, at cost	21,002	—	—	1,098	22,100
Total Stockholders’ Equity	2,627	(934)	934	(969)	1,658
Total Liabilities and Stockholders’ Equity	$22,653	$(3,491)	$934	$(934)	$19,162
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION
UNAUDITED PRO FORMA CONDNSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2017
(In millions, except per share amounts)

	CBS Historical	Effects of the Exchange (2)	CBS Pro Forma
Revenues	$6,600	$—	$6,600
Costs and expenses:
Operating	4,078	—	4,078
Selling, general and administrative	1,038	—	1,038
Depreciation and amortization	111	—	111
Total costs and expenses	5,227	—	5,227
Operating income	1,373	—	1,373
Interest expense	(220)	—	(220)
Interest income	28	—	28
Other items, net	6	—	6
Earnings from continuing operations before income taxes and equity in loss of investee companies	1,187	—	1,187
Provision for income taxes	(307)	—	(307)
Equity in loss of investee companies, net of tax	(29)	—	(29)
Net earnings from continuing operations	$851	$—	$851

Net earnings from continuing operations per common share:
Basic	$2.09		$2.19
Diluted	$2.06		$2.16

Weighted average number of common shares outstanding:
Basic	407	(19)	388
Diluted	413	(19)	394
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION
UNAUDITED PRO FORMA CONDNSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(In millions, except per share amounts)

	CBS Historical	Effects of the Exchange (2)	Effects of Debt Issuance on Share Repurchases (3)	CBS Pro Forma
Revenues	$13,166	$—	$—	$13,166
Costs and expenses:
Operating	7,956	—	—	7,956
Selling, general and administrative	2,124	—	—	2,124
Depreciation and amortization	225	—	—	225
Pension settlement charge	211	—	—	211
Restructuring and merger and acquisition-related costs	38	—	—	38
Other operating items, net	(9)	—	—	(9)
Total costs and expenses	10,545	—	—	10,545
Operating income	2,621	—	—	2,621
Interest expense	(411)	—	—	(411)
Interest income	32	—	—	32
Other items, net	(12)	—	—	(12)
Earnings from continuing operations before income taxes and equity in loss of investee companies	2,230	—	—	2,230
Provision for income taxes	(628)	—	—	(628)
Equity in loss of investee companies, net of tax	(50)	—	—	(50)
Net earnings from continuing operations	$1,552	$—	$—	$1,552

Net earnings from continuing operations per common share:
Basic	$3.50			$3.84
Diluted	$3.46			$3.80

Weighted average number of common shares outstanding:
Basic	444	(19)	(21)	404
Diluted	448	(19)	(21)	408
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FIANNCIAL STATEMENTS

(Tabular dollars in millions)

1) DECONSOLIDATION OF CBS RADIO
In connection with the exchange offer, the Company intends to dispose of all of the shares of CBS Radio common stock that it indirectly owns by means of a tax-free split-off. The deconsolidation adjustments include (i) deconsolidating historical assets and liabilities of CBS Radio, including the related tax impact, which were included in assets and liabilities of discontinued operations at June 30, 2017 and (ii) the reversal of consolidation and elimination entries as a result of the completion of the split-off.

2) EXCHANGE OFFER AND SPLIT-OFF OF CBS RADIO
These unaudited pro forma condensed consolidated financial statements assume an exchange ratio of 5.2591 shares of CBS Radio common stock for each share of CBS Corp. Class B Common Stock tendered, which represents the indicative exchange ratio that would have been in effect following the official close of trading on the New York Stock Exchange (the “NYSE”) on October 18, 2017, and is calculated as the average price of CBS Corp. Class B Common Stock of $56.9122 per share divided by 93.0% of the average price of Entercom Class A Common Stock of $11.6362 per share, reflecting a discount of 7.0%. The average prices reflect the simple arithmetic average of the daily volume-weighted average price of shares of CBS Corp. Class B Common Stock and Entercom Class A Common Stock on the NYSE during the three consecutive trading days ended on and including October 18, 2017, the last trading day before the date of the commencement of the exchange offer. The calculated per-share value for CBS Radio common stock is based on the trading prices for Entercom Class A Common Stock because there is currently no trading market for CBS Radio common stock and no such trading market will be established in the future. The Company believes, however, that the trading prices for Entercom Class A Common Stock are an appropriate proxy for the trading prices of CBS Radio common stock because (i) in the Merger each outstanding share of CBS Radio common stock will be converted into the right to receive an equal number of shares of Entercom Class A Common Stock; (ii) CBS Radio will authorize the issuance of a number of shares of its common stock such that the total number of shares of CBS Radio common stock outstanding immediately prior to the Merger will be 101,407,494 and each such outstanding share of CBS Radio common stock will be converted into one share of Entercom Class A Common Stock in the Merger; and (iii) at the Valuation Dates (as defined below), it is expected that all the material conditions to the consummation of the Merger will have been satisfied or, if permitted by the merger agreement, waived (except for those conditions that by their nature are satisfied at the closing of the Merger). In addition, the special meeting at which Entercom’s shareholders will be asked to approve the share issuance in connection with the Merger and amendment to Entercom’s Amended and Restated Articles of Incorporation to classify the Entercom board of directors may be held on one of the Valuation Dates. However, these approvals can be obtained based solely on the favorable vote of Joseph M. Field in accordance with the provisions of a voting agreement under which Mr. Field committed (a) to vote in favor of the issuance of shares of Entercom Class A Common Stock in the Merger, (b) to vote in favor of an amendment to the Entercom Articles to provide that the Entercom board of directors will be classified after the Merger and (c) not to tender into or vote for any alternative proposal for one year after the termination of the Merger Agreement (but only through the termination provisions identified in the voting agreement). The Merger will be expected to be consummated shortly thereafter, such that investors should be expected to be valuing Entercom Class A Common Stock based on the expected value of such Entercom Class A Common Stock after the Merger.
These unaudited pro forma condensed consolidated financial statements assume the exchange offer is fully subscribed, with 19,282,291 shares of CBS Corp. Class B Common Stock being exchanged for 101,407,494 shares of CBS Radio common stock that are owned by CBS Corp. in the aggregate.

CBS CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FIANNCIAL STATEMENTS (Continued)

(Tabular dollars in millions)

Shares of CBS Radio Common Stock owned by CBS Corp.	101,407,494
Exchange ratio	5.2591
Total shares of CBS Corp. Class B Common Stock accepted	19,282,291
The final exchange ratio will be determined based on the average price of CBS Corp. Class B Common Stock and the average price of Entercom Class A Common Stock on the NYSE on each of the three consecutive trading days (the “Valuation Dates”) ending on and including the second trading day preceding the expiration date of the exchange offer period, subject to the upper limit of 5.7466 shares of CBS Radio common stock for each share of CBS Corp. Class B Common Stock tendered. If the upper limit on the number of shares that can be received for each share of CBS Corp. Class B Common Stock tendered is in effect, which the Company will announce when it announces the final exchange ratio, then the exchange ratio will be fixed at the upper limit. The actual number of shares of CBS Corp. Class B Common Stock that will be accepted if the exchange offer is completed will depend on the final exchange ratio and the number of shares of CBS Corp. Class B Common Stock validly tendered and not validly withdrawn. For example, assuming the upper limit is in effect at the expiration of the exchange offer and the exchange offer is fully subscribed, the Company would acquire 17,646,520 shares of CBS Corp. Class B Common Stock. A 10% increase to the indicative exchange ratio would cause the upper limit to be in effect, which would decrease the total shares of CBS Corp. Class B Common Stock accepted in the exchange offer by 1.6 million and would result in a decrease to pro forma basic and diluted earnings per share for the year ended December 31, 2016 of $.01. A 10% decrease to the indicative exchange ratio would increase the total shares of CBS Corp. Class B Common Stock accepted in the exchange offer by 2.1 million, which would result in an increase to pro forma basic and diluted earnings per share for the year ended December 31, 2016 of $.02.
If the exchange offer is consummated and not fully subscribed because less than all shares of CBS Radio common stock owned by CBS Corp. are exchanged, or if the exchange offer is consummated but not all of the shares of CBS Radio common stock owned by CBS Corp. are exchanged due to the upper limit being in effect, the remaining shares of CBS Radio common stock owned by CBS Corp. will be distributed on a pro rata basis in a spin-off to CBS Corp. stockholders whose shares of CBS Corp. Class B Common Stock remain outstanding after consummation of the exchange offer.
The 19,282,291 shares of CBS Corp. Class B Common Stock acquired in the exchange offer have been reflected as treasury stock on the unaudited pro forma condensed consolidated balance sheet. The net impact of the transaction will be recorded in discontinued operations in the Company’s consolidated statement of operations and as such it has not been reflected in the pro forma condensed consolidated statements of operations. Such amount is calculated as follows:

Estimated fair value of CBS Corp. Class B Common Stock tendered (19,282,291 shares at $56.96 per share as of October 18, 2017)	$1,098
CBS Corp.'s carrying value in CBS Radio at June 30, 2017	(934)
Estimated transaction costs	(35)
Net impact of split-off of CBS Radio	$129
The split-off is accounted for as a tax-free transaction and therefore, there is no tax impact.

The actual impact from the transaction will be calculated as of the closing of the exchange offer and could differ from the current estimate based on several factors, including the final exchange ratio, the value of CBS Corp. Class B Common Stock and the Company’s carrying value of CBS Radio at the time the exchange offer is consummated. For example, assuming the upper limit is in effect at the expiration of the exchange offer (each share of CBS Corp.

CBS CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FIANNCIAL STATEMENTS (Continued)

(Tabular dollars in millions)

Class B Common Stock will be exchanged for 5.7466 shares of CBS Radio Common Stock), the exchange offer is fully subscribed, the market value of CBS Corp. Class B Common Stock is $56.96 per share, and there is no change to any other assumptions presented in the calculation above, the fair value of CBS Corp. Class B Common Stock tendered would be $1,005 million and the net amount recorded as a result of the split-off of CBS Radio from CBS would be approximately $36 million.

3) EFFECTS OF CBS RADIO’S DEBT ISSUANCE ON SHARE REPURCHASES
On October 17, 2016, in connection with its planned separation from CBS Corp., CBS Radio incurred indebtedness of $1.460 billion, resulting in net proceeds of approximately $1.432 billion after deducting bank fees, discounts and commissions, and other expenses payable by CBS Radio incurred in connection therewith. CBS Radio distributed to its parent, a wholly owned subsidiary of CBS Corp., approximately $1.426 billion, which is an amount equal to the net proceeds of the CBS Radio borrowing, prior to deducting expenses payable by CBS Radio, less $10 million which remained with CBS Radio to use for general corporate purposes and ongoing cash needs. The Company used the proceeds from the debt issuance to repurchase approximately 24 million shares of its Class B Common Stock. The pro forma adjustment to “weighted average number of common shares outstanding” assumes that the debt issuance occurred on January 1, 2016 and the Company repurchased these shares on such date.